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                                                                     EXHIBIT 4.8

                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT, dated as of December [ ], 2001 (this "Agreement"), made by Edison Mission Holdings Co., a California corporation ("Holdings"), The Bank of New York, as successor in interest to United States Trust Company of New York, as Bondholder Trustee under the Indenture (as defined below), The Bank of New York as successor in intereset to United States Trust Company of New York, as Collateral Agent under the Guarantee and Collateral Agreement (as defined below) and EME Homer City Generation L.P., a Pennsylvania limited partnership ("EME Homer City").

                                    RECITALS

         WHEREAS, Edison Mission Holdings Co. ("Holdings") entered into the Indenture, dated as of May 27, 1999, between Holdings and the Bondholder Trustee (as amended from time to time, the "Indenture") pursuant to which Holdings issued 8.137% Senior Secured Bonds due 2019 and 8.734% Senior Secured Bonds due 2026 which it subsequently exchanged for a like amount of substantially similar bonds that had been registered under the Securities Act of 1933 (collectively, the "Bonds").

         WHEREAS, the direct and indirect subsidiaries of Holdings, including EME Homer City (collectively, the "Subsidiary Guarantors") entered into the Guarantee and Collateral Agreement, dated as of March 18, 1999, among Holdings, each Subsidiary Guarantor and the Collateral Agent (as amended from time to time, the "Guarantee and Collateral Agreement") pursuant to which each Subsidiary Guarantor unconditionally guaranteed the obligations of Holdings under the Indenture and the Bonds.

         WHEREAS, in connection with a sale-leaseback transaction involving certain facilities owned by EME Homer City, each Subsidiary Guarantor was released from its respective obligations under the Guarantee and Collateral Agreement.

         WHEREAS, EME Homer City desires to expressly assume all obligations of Holdings under the Indenture and the Bonds, and Holdings desires to be released from all obligations under the Indenture and the Bonds.

         NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein:

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         1. ASSUMPTION. EME Homer City hereby unconditionally and irrevocably assumes all obligations of Holdings under the Indenture and the Bonds. Holdings is released from its obligations under the Indenture and the Bonds.

         2. ACCEPTANCE. Holdings hereby accepts this assumption of all its obligations under the Indenture and the Bonds.

         3. ACKNOWLEDGMENTS.

         (a) The Bondholder Trustee acknowledges that, as a consequence of the assignment and assumption contained herein, Holdings does not have any liability under the Bonds and the Bondholder Trustee agrees, and by its acceptance, each holder of a Bond agrees, that it will not look to Holdings for payments of any amounts owed in respect of the Bonds.

         (b) The Collateral Agent acknowledges that the Subsidiary Guarantors have been released from their obligations under the Guarantee and Collateral Agreement pursuant to SECTION 8.14(B) thereof.

         4. BINDING OBLIGATION. Each of Holdings, EME Homer City, the Bondholder Trustee and the Collateral Agent hereby represents that its respective obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

         5. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon Holdings, EME Homer City, the Bondholder Trustee and the Collateral Agent and their respective heirs, successors and assigns as permitted under the Indenture.

         6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         7. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.



                                           EME HOMER CITY GENERATION L.P.

                                           By: MISSION ENERGY WESTSIDE INC.,
                                               as General Partner


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           EDISON MISSION HOLDINGS CO.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THE BANK OF NEW YORK,
                                           As Bondholder Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THE BANK OF NEW YORK,
                                           As Collateral Agent


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:




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